Exhibit 2.4

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

by and among:

APPLIED MICRO CIRCUITS CORPORATION,

ESPRESSO ACQUISITION CORPORATION

VELOCE TECHNOLOGIES, INC.

AND

JEFFREY HARRELL, as STOCKHOLDERS’ REPRESENTATIVE

Dated as of November 8, 2010

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN

OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of November 12, 2010 (“Amendment Date”), by and among APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (“Parent”), ESPRESSO ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), VELOCE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and Jeffrey Harrell, an individual, as representative of the stockholders of the Company pursuant to Section 9.1(a) (the “Stockholders’ Representative”). Certain capitalized terms used herein and not otherwise defined are defined in Exhibit A to this Amendment. Except as expressly set forth in this Amendment (including Exhibit A hereto), each defined term used in the Initial Agreement shall have the meaning set forth therein.

RECITALS

WHEREAS, effective May 17, 2009 (the “Agreement Date”), each of (i) Parent, Merger Sub, the Company, and the Stockholders’ Representative entered into that certain Agreement and Plan of Merger (the “Initial Agreement” and, together with this Amendment, the “Agreement”) pursuant to which, among other things, Parent may or shall acquire all of the outstanding capital stock and other equity interests of the Company pursuant to a merger of Merger Sub into the Company in accordance with the Initial Agreement and the Delaware General Corporation Law upon the terms set forth therein, (ii) Parent and the Company entered into that certain Development Agreement (as amended to date, the “Development Agreement”), pursuant to which, among other things, the Company agreed to develop exclusively for Parent an initial product, and (iii) Parent, the Company, the securityholders of the Company and Jeffrey Harrell, an individual, as the purchaser representative, entered into that certain Securityholder Agreement (as amended to date, the “Securityholder Agreement”), pursuant to which, among other things, such securityholders agreed to certain voting provisions with respect to their shares of Company Common Stock, and certain restrictions on the transferability thereof, and the Company agreed not to issue additional equity interests in the Company except in accordance with the terms of such agreement;

WHEREAS, subsequent to the Agreement Date, the parties hereto have acknowledged and agreed that it is in the best interests of Parent and the Company to modify the Initial Agreement to provide for the Company to develop an initial product, as well as to make corresponding modifications to the product requirements, delivery schedule, aggregate merger consideration and certain other terms and conditions of the Initial Agreement relating to such project, in each case as set forth in this Amendment and the ancillary agreements referred to herein; and

WHEREAS, this Amendment, and the corresponding amendments to each of the Development Agreement attached hereto as Exhibit B and Securityholder Agreement attached hereto as Exhibit C have been approved by the respective boards of directors of Parent, Merger Sub and the Company and have been approved by Parent, as the sole stockholder of Merger Sub, and it is intended that the stockholders of the Company approve this Amendment and the Merger pursuant to an Action by Written Consent in the form attached hereto as Exhibit D (the “Stockholder Written Consent”);

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

NOW THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Amendment, intending to be legally bound, agree as follows:

1 Optional Closing Right. Section 1.2 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

Subject to the obligations of the parties under Section 1.1, at any time during the period commencing on […***…] and ending on […***…] (the “Option Expiration Date”), Parent shall have the sole and exclusive right (the “Optional Closing Right”), but not the obligation, to require the Company to effect the Closing (as defined herein) and consummate the Merger in accordance with the terms and conditions of this Agreement (subject to the satisfaction by Parent (or written waiver by the Company) of each of the conditions set forth in Section 6) for the consideration set forth in this Section 1.

2 Consideration. Section 1.8 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) Aggregate Merger Consideration. In the event the Closing is effected, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any securityholder of the Company:

(i) each share of Company Common Stock (other than Company Restricted Shares and Dissenting Shares (as defined herein)) outstanding as of immediately prior to the Effective Time shall be converted into the right to receive:

(1) at the Closing, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Per Share Initial Consideration;

(2) provided that the Final Merger Consideration is greater than the Preliminary Merger Consideration, at the time of the determination of the Final Merger Consideration, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Per Share Adjustment Consideration;

(3) upon the satisfaction of the First Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to (i) the Per Share First Target Reserve Consideration, plus (ii) the Per Share First Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration;

(4) upon the satisfaction of the Second Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to (i) the Per Share Second Target Reserve Consideration, plus (ii) Per Share Second Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration (excluding the amount of any such Per Share Adjustment Consideration previously deducted pursuant to Section 1.8(a)(i)(3)); and

(5) upon release pursuant to the terms of the Escrow Agreement (as defined herein), an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Per Share Initial Escrow Amount - Common Stock and the Per Share Adjustment Escrow Amount - Common Stock, provided that such amounts shall be subject to reduction, if any, to satisfy the indemnification obligations set forth in the Escrow Agreement and Section 8 of this Agreement.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(ii) Each Company Restricted Share and Company Stock Option shall be treated in the manner, and shall entitle its respective holder to the consideration, described in Section 1.9, in each case, subject to the terms and conditions thereof and of this Agreement and the Related Agreements.

(iii) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) Certain Definitions

(i) For purposes of this Amendment and the Initial Agreement, from and after the Amendment Date, each defined term set forth below, wherever such term may be located or used within the Initial Agreement or this Amendment, shall have the meaning set forth below:

(1) The “Adjusted Per Share Consideration” means the quotient obtained by dividing (A) the Adjustment Amount, by (B) the Fully Diluted Company Share Amount.

(2) The “Adjusted Total Merger Consideration” means (i) if the Merger is being effected pursuant to Section 1.1, an amount equal to (A) the Preliminary Merger Consideration, minus (B) the Excess Operations Payment, minus (C) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (D) the Excess Liabilities, plus (E) $60,000, plus (F) the Aggregate Exercise Price and (ii) if the Merger is being effected pursuant to Section 1.2, an amount equal to (U) the Total Merger Consideration, minus (V) the Excess Operations Payment, minus (W) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (X) the Excess Liabilities, plus (Y) $60,000, plus (Z) the Aggregate Exercise Price.

(3) The “Adjustment Amount” means the absolute value of the Final Merger Consideration less the Preliminary Merger Consideration.

(4) The “Adjustment Escrow Amount” means the aggregate Per Share Adjustment Escrow Amount - Common Stock and Per Share Adjustment Escrow Amount - Vested Company Stock Option retained from all Entitled Holders as calculated in accordance with this Section 1.8.

(5) The “Aggregate Exercise Price” means the aggregate of all amounts that would be due from Company Stock Option Holders as exercise prices if all Company Stock Options (whether Vested Company Stock Options or Unvested Company Stock Options) that were (a) granted more than 180 days prior to the First […***…] and (b) outstanding as of immediately prior to the Effective Time (and not exercised in connection with the Merger), were exercised in full for cash. For the avoidance of doubt, no Company Stock Option whose date of grant is 180 days before the First […***…] or thereafter will be included in calculating the Aggregate Exercise Price.

(6) The “Agreement” means the Initial Agreement, as amended by this Amendment and thereafter from time to time.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(7) The “Applicable Parent Share Price” means, as of any date a payment is or becomes payable under Section 1.8(a) or Section 1.9 and for purposes of Section 8.3, the average closing price of Parent Common Stock as quoted on The Nasdaq Global Select Market (or such other Nasdaq Stock Market, LLC securities exchange on which Parent Common Stock is then listed) for the ten (10) trading days immediately preceding the date such payment is or becomes payable, as applicable.

(8) The “Closing Per Share Consideration” means the quotient obtained by dividing (A) the Adjusted Total Merger Consideration, by (B) the Fully Diluted Company Share Amount.

(9) The “Company Disclosure Schedule” means the disclosure schedule (dated as of the Amendment Date) delivered to Parent on behalf of the Company on the Amendment Date.

(10) The “Company Restricted Shares” means any outstanding Company Common Stock that is not vested under the terms of any Contract with the Company (including any restricted stock agreement, stock option agreement, stock option exercise agreement or restricted stock purchase agreement) as of immediately before the Effective Time.

(11) The “Company Stock Options” means options to purchase Company Common Stock.

(12) The “Company Stock Option Holders” means the holders of the Company Stock Options.

(13) The “Company Stock Option Plan” means the Company’s Amended and Restated 2009 Stock Incentive Plan, dated October 21, 2010, as the same may be subsequently amended.

(14) The “Designated Liabilities” means Liabilities of the Company determined in accordance with GAAP excluding amounts payable under the Note.

(15) The “Entitled Holder” means (a) a holder of Company Common Stock as of immediately prior to the Effective Time, or (b) a holder of Vested Company Stock Options as of immediately prior to the Effective Time.

(16) The “Excess Cash” means (i) $0.00, in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is equal to or less than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, plus any Transaction Expenses, and (ii) in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is greater than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, plus any Transaction Expenses, the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing minus the absolute value of the aggregate amount of any Designated Liabilities, plus any Transaction Expenses as of immediately prior to the Closing.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(17) The “Excess Liabilities” means (i) $0.00, in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is equal to or greater than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, and (ii) in the event the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing is less than the absolute value of the aggregate amount of any Designated Liabilities as of immediately prior to the Closing, the absolute value of the aggregate amount of such Designated Liabilities as of immediately prior to the Closing minus the aggregate amount of cash and cash equivalents that the Company has on hand as of immediately prior to the Closing.

(18) The “Excess Operations Payment” means an amount equal to (A) the aggregate of all amounts paid by Parent to Company (and accepted by the Company), pursuant to the last sentence of Section 3.3 of the Development Agreement which have not, as of the Effective Time, been repaid by the Company to Parent in cash, plus (B) the aggregate of all amounts paid by Parent to Company in all calendar quarters after the end of the Quarterly Payment Period (as defined in the Development Agreement) during which Parent is or may be required to make a payment to the Company pursuant to the Development Agreement. For the avoidance of doubt, the Excess Operations Payment shall not include any amounts paid to the Company (i) pursuant to the issuance of that certain Secured Promissory Note dated May 13, 2009 issued by the Company to Parent, or (ii) in connection with that certain exclusivity letter dated as of March 23, 2009.

(19) The “Final Merger Consideration” means the consideration determined in accordance with Exhibit E.

(20) The “First Target Reserve Consideration Conditions” means the occurrence of the […***…] Milestone.

(21) The “Fully Diluted Company Share Amount” means the sum of (A) the number of shares of Company Common Stock (including, for the avoidance of doubt, Company Restricted Shares and Dissenting Shares) outstanding immediately prior to the Effective Time, (B) the number of shares of Company Common Stock issuable pursuant to all Company Stock Options (whether Vested Company Stock Options or Unvested Company Stock Options) outstanding immediately prior to the Effective Time, (C) the number of shares of Company Common Stock issuable pursuant to all Company Warrants outstanding immediately prior to the Effective Time, and (D) the number of shares of Company Common Stock issuable upon the exercise or conversion of any convertible securities or any other rights (other than Company Stock Options and Company Warrants) to acquire shares of Company Common Stock that are outstanding immediately prior to the Effective Time.

(22) The “Initial Escrow Amount” means the aggregate Per Share Initial Escrow Amount - Common Stock and Per Share Initial Escrow Amount - Vested Company Stock Option retained from all Entitled Holders as calculated in accordance with this Section 1.8.

(23) The “Outstanding Company Share Amount” shall mean the sum of (A) the number of shares of Company Common Stock (excluding Company Restricted Shares and including, for the avoidance of doubt, Dissenting Shares (as defined herein)) outstanding immediately prior to the Effective Time and (B) the number of shares of Company Common Stock subject to all Vested Company Stock Options outstanding immediately prior to the Effective Time.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(24) The “Parent Equity Grants” means any and all shares of capital stock of the Parent granted following the Effective Time to the former employees of the Company or replacement hires for such former employees who have terminated their employment with the Company or Parent following the Effective Time, which shares of capital stock or options are granted for services rendered in connection with the satisfaction of the First Target Reserve Consideration Conditions and/or the Second Target Reserve Consideration Conditions, in each case, as determined by Parent in its reasonable discretion.

(25) The “Per Share Adjustment Consideration” means the amount equal to (A) (I) the Adjusted Per Share Consideration, multiplied by (II) 0.6, less (B) the Per Share Adjustment Escrow Amount - Common Stock.

(26) The “Per Share Adjustment Escrow Amount - Common Stock” means an amount equal to (A) the product of (I) the Adjusted Per Share Consideration multiplied by (II) 0.6, multiplied by (B) 0.1.

(27) The “Per Share Adjustment Escrow Amount - Vested Company Stock Option” means, with respect to a particular Vested Company Stock Option, 0.1 multiplied by an amount equal to (A) the product of (I) the Adjusted Per Share Consideration multiplied by (II) 0.6, minus (B) any portion of the per share exercise price for such Vested Company Stock Option not previously satisfied in connection with the payment of the Vested Company Stock Option Closing Per Share Consideration.

(28) The “Per Share First Target Additional Reserve Consideration” means an amount equal to (A) the Adjusted Per Share Consideration, multiplied by (B) 0.20.

(29) The “Per Share First Target Reserve Consideration” means an amount equal to (A) the Closing Per Share Consideration, multiplied by (B) 0.20.

(30) The “Per Share Initial Consideration” means an amount equal to (A) (I) the Closing Per Share Consideration, multiplied by (II) 0.6, less (B) the Per Share Initial Escrow Amount - Common Stock.

(31) The “Per Share Initial Escrow Amount - Common Stock” means, with respect to a particular Vested Company an amount equal to (A) the product of (I) the Closing Per Share Consideration multiplied by (II) 0.6, multiplied by (B) 0.1.

(32) The “Per Share Initial Escrow Amount - Vested Company Stock Option” means, with respect to a particular Vested Company Stock Option, 0.1 multiplied by (A) the product of (I) the Closing Per Share Consideration multiplied by (II) 0.6, minus (B) the per share exercise price for such Vested Company Stock Option.

(33) The “Per Share Second Target Additional Reserve Consideration” means an amount equal to (A) the Adjusted Per Share Consideration, multiplied by (B) 0.20. Notwithstanding the foregoing, the multiplier referred to above shall be reduced to 0.18, 0.15, 0.11, or 0.07, respectively, if the Second Product Milestone occurs on the seventh, eighth, ninth, or tenth (or later) quarter after receipt by Parent pursuant to the Development Agreement of the First Product, in each case not including such periods of delay that are primarily caused by Parent. For the avoidance of doubt,

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

the Second Product Milestone as used in the preceding sentence means the date of delivery of the Second Product which is subsequently determined to meet each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

(34) The “Per Share Second Target Reserve Consideration” means an amount equal to (A) the Closing Per Share Consideration, multiplied by (B) 0.20. Notwithstanding the foregoing, the multiplier referred to above shall be reduced to 0.18, 0.15, 0.11, 0.07, respectively, if the Second Product Milestone occurs on the seventh, eighth, ninth, or tenth (or later) quarter after receipt by Parent pursuant to the Development Agreement of the First Product, in each case not including such periods of delay that are primarily caused by Parent. For the avoidance of doubt, the Second Product Milestone as used in the preceding sentence means the date of delivery of the Second Product which is subsequently determined to meet each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

(35) The “Preliminary Merger Consideration” means the consideration determined by selecting the entry on the First Product Consideration Chart corresponding to the […***…] and the First Product Consideration Date and then […***…] corresponding to the performance of the First […***…] in accordance with Exhibit E.

(36) The “Second Target Reserve Consideration Conditions” means the occurrence of: (A) the First Product Validation Milestone, (B) the achievement of the First Target Reserve Consideration Conditions, and (C) either (i) Parent terminates the Company’s development of the Second Product on or prior to the date that is ten quarters following receipt by Company pursuant to the Development Agreement of the First Product (the “Second Product Deadline”), or (ii) the Second Product Milestone, and, if Parent has elected the Second Product Update, the Company delivers to Parent the Second Product Update. Notwithstanding the foregoing, in the event Parent determines a semiconductor chip based upon or incorporating the in the Second Product or the Second Product Update to be commercially viable in its reasonable discretion (which determination shall be based on factors such as obtaining a significant customer design win for such semiconductor chip), the Second Product Milestone shall be deemed to have been met.

(37) The “Termination Date” means the date, prior to the Closing and not later than the Final Determination Date set forth in Section 1(b) of the Amendment, on which the Initial Agreement is terminated in accordance with Section 7 thereof.

(38) The “Transaction Expenses” means the sum of all fees, costs and expenses (including legal fees, accounting fees and filing fees and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) that are incurred by or for the benefit of the Company in connection with the transactions contemplated by this Agreement.

(39) The “Unvested Company Stock Option” means that Company Stock Option that is unexpired, unexercised and outstanding immediately before the Effective Time and which is unvested and not exercisable as of immediately before the Effective Time. If a Company Stock Option is unvested with respect to some, but not all, of the shares underlying such Company Stock Option, then “Unvested Company Stock Option” shall refer to the unvested portion of such Company Stock Option.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(40) The “Vested Company Stock Option” means each Company Stock Option that is unexpired, unexercised and outstanding immediately before the Effective Time and which is vested and exercisable as of immediately before the Effective Time. If a Company Stock Option is vested with respect to some, but not all, of the shares underlying such Company Stock Option, then “Vested Company Stock Option” shall refer to the vested portion of such Company Stock Option.

(41) The “Vested Company Stock Option Adjustment Per Share Consideration” means, with respect to a particular Company Stock Option, provided that the Final Merger Consideration is greater than the Preliminary Merger Consideration, an amount equal to (A) the product of (I) the Adjusted Per Share Consideration multiplied by (II) 0.6, minus (B) any portion of the per share Applicable Exercise Price for such Vested Company Stock Option not previously satisfied in connection with the payment of the Vested Stock Option Closing Per Share Consideration, minus (C) the Per Share Adjustment Escrow Amount - Vested Company Stock Option.

(42) The “Vested Company Stock Option Closing Per Share Consideration” means, with respect to a particular Company Stock Option, (A) the product of (I) the Closing Per Share Consideration multiplied by (II) 0.6, minus (B) the product of (I) the per share exercise price for such Vested Company Stock Option, multiplied by (II) 0.9 (the “Applicable Exercise Price”), minus (C) the Per Share Initial Escrow Amount - Vested Company Stock Option.

(43) The “Total Merger Consideration” means either:

(A) if the Merger is being effected pursuant to Section 1.1, (i) the Preliminary Merger Consideration, plus (ii) the Adjustment Amount, in the event the Final Merger Consideration is greater than the Preliminary Merger Consideration, and minus (iii) the Adjustment Amount, in the event the Final Merger Consideration is less than the Preliminary Merger Consideration; or

(B) if the Merger is being effected pursuant to Section 1.2, (i) on or before […***…], that amount, as indicated on the First Product Consideration Chart , obtained by referencing the calendar quarter in which Parent, in its sole discretion, delivers the Notice of Exercise to the Company and (A) in the event Parent actually receives the First Product prior to the delivery of such Notice of Exercise, using the same method of price determination that would be used if the First Product Validation Milestone had been achieved prior to […***…], which determination shall be subject to the procedures set forth in Section 9.2 in the event of the Company’s disagreement with Parent’s determination, and (B) in the event Parent has not actually received the First Product prior to the delivery of such Notice of Exercise or the First Product does not meet the Veloce Minimum Requirements or a price cannot otherwise be determined, by using (i) the […***…], as indicated on the First Product Consideration Chart, and (ii) a […***…] in the First Product Consideration Chart; or (ii) after […***…], $7 million.

(ii) Certain additional capitalized terms used in this Agreement, as amended by this Amendment, have the meanings set forth in Exhibit A attached here.

(c) Form of Merger Consideration. In the event the Merger is consummated and any amounts become payable by Parent to the holders of the Company Common Stock or Vested Company Stock Options pursuant to Section 1.8(a) or Section 1.9(b), Parent may, in its sole and absolute discretion (subject to the provisions of this Section 1.8(c)), elect to pay such consideration in the form of all cash, in the form of shares of Parent Common Stock or in any combination of cash and shares of

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

Parent Common Stock. In the event Parent elects to pay all or any portion of any amounts payable to the holders of Company Common Stock under Section 1.8(a) or the holders of Vested Company Stock Options under Section 1.9(b) in cash, then such amount, when paid, shall be paid by wire transfer in immediately available funds. In the event Parent elects to pay all or any portion of any amounts payable to the holders of Company Common Stock under Section 1.8(a) or the holders of Vested Company Stock Options under Section 1.9(b) in the form of shares of Parent Common Stock, then the number of shares of Parent Common Stock to be issued as consideration therefore shall be determined by dividing (A) the total amount Parent elects to pay in shares of Parent Common Stock, by (B) the Applicable Parent Share Price. Such shares of Parent Common Stock will be evidenced by a Parent stock certificate and, when payable, delivered to the holder of Company Common Stock entitled thereto at the address provided to Parent by such holder. Upon making a determination to issue Parent Common Stock in the Merger, Parent shall reserve sufficient shares of Parent Common Stock for issuance pursuant to this Section 1.8(c). In the event that Parent elects to pay the majority of any consideration due under this Agreement in the form of shares of Parent Common Stock (determined by value and at the time of each distribution of consideration pursuant to this Agreement), Parent shall use its diligent good faith reasonable efforts to cause any shares of Parent Common Stock that are issued pursuant to this Agreement to be registered on a registration statement(s) on Form S-3 (or similar or successor form) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, no later than thirty (30) days after the issuance of such shares of Parent Common Stock and will exercise its commercially reasonable efforts to maintain the effectiveness of such registration statement(s) until such shares of Parent Common Stock are sold pursuant thereto. Parent shall use its diligent good faith reasonable efforts to cause any Parent Equity Grants that are issued pursuant to this Agreement to be registered on a registration statement(s) on Form S-8 (or similar or successor form) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, no later than thirty (30) days after the issuance of such Parent Equity Grants and will exercise its commercially reasonable efforts to maintain the effectiveness of such registration statement(s) until such Parent Equity Grants are sold pursuant thereto.

(d) Maximum Consideration Payable. Notwithstanding anything herein to the contrary, in no event shall the total consideration paid or payable by Parent in connection with the Merger exceed the amount equal to (a) the maximum amount included on page E-5 of the First Product Consideration Chart multiplied by a Performance Index Multiplier of up to 1.5x, minus (b) the Excess Operations Payment, minus (c) the aggregate amount of all Transaction Expenses incurred by the Company but not paid as of the Closing Date that are not included in calculating Excess Liabilities, minus (D) the Excess Liabilities, plus (E) $60,000.

(e) Commercially Viable […***…]. In the event that (i) the First Product is determined to be commercially viable by Parent in its reasonable discretion (which determination shall be based on factors such as obtaining a significant customer design win for the First Product), (ii) notwithstanding the failure to yield a […***…] that corresponds to a price on the First Product Consideration Chart, both Parent and the Company desire to effect the Closing and consummate the Merger, then the […***…] will be deemed to equal the […***…] and (ii) notwithstanding the failure to meet the “Veloce Minimum Requirements” (as set forth in the First Product Consideration Chart), both Parent and the Company desire to effect the Closing and consummate the Merger, then each distinct “Veloce Minimum Requirement” that has not been met will be deemed to have been met at the Performance Index equal to […***…] amount unless otherwise agreed in writing by the parties hereto, and the amount of Total Merger Consideration shall be calculated accordingly, whereupon the Closing and the Merger can be completed otherwise in accordance with the terms and provisions of the Agreement.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(f) Program Review. From and after the Amendment Date, Parent and the Company will meet yearly, to review and discuss the status of the Project, including without limitation the status of the “Veloce Minimum Requirements” (as set forth in the First Product Consideration Chart). In connection with each such meeting, Parent and the Company may solicit input from Vendor about the First Product with respect to the status of relevant Vendor deliverable releases, other similar products in the marketplace and evolving customer needs and requirements. Based upon such review and input, Parent and the Company shall have the right to modify, by mutual written agreement, one or more of the Veloce Minimum Requirements and other performance features set forth in the First Product Consideration Chart, for the purpose of increasing the First Product’s competitive offering, accelerating its time to market or better conforming it to customer requirements. Such modifications may include raising or lowering particular Veloce Minimum Requirements or performance features, adding new requirements and features and eliminating existing requirements and features, and may or may not result in corresponding changes to the “Spin In Value Table” or “Performance Index Table” (as set forth in the First Product Consideration Chart). Notwithstanding the foregoing, nothing in this Section 1.8(f) shall be deemed to require either party to agree to modify the Veloce Minimum Requirements or any other terms and provisions of the First Product Consideration Chart.

3 Certain Company Securities. Section 1.9 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) Company Restricted Shares. In the event the Closing is effected, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any securityholder of the Company each Company Restricted Share (other than Dissenting Shares (as defined herein)) outstanding as of immediately prior to the Effective Time shall be assumed by Parent and converted into that number of shares of Parent Common Stock determined by multiplying each Company Restricted Share by the Exchange Ratio. For purposes of the Agreement, the term “Exchange Ratio” shall mean the maximum consideration payable to a single share of Company Common Stock under Section 1.8(a) (valued as of the Effective Time) divided by the Applicable Parent Share Price. Any vesting restrictions, forfeiture provisions or other contractual restrictions burdening a Company Restricted Share shall remain in effect and unaffected by the occurrence of the Merger or any event connected with the Merger, except as expressly provided for by the terms and conditions under which Company Restricted Shares were granted. To the extent that the application of the Exchange Ratio would result in the issuance of a fractional share of Parent Common Stock to a holder of Company Restricted Shares (after aggregating all shares held by such holder), the number of shares of Parent Common Stock shall be rounded down to the nearest whole share. In addition, all conditions and restrictions imposed on the determination of the consideration finally paid for a share of Company Common Stock under Section 1.8(a) (taking into account all other applicable sections of the Agreement, including without limitation, Section 1.8(d), but excluding any provisions relating to the establishment of the escrow under Section 1.13, which shall not apply to Company Restricted Shares) shall apply proportionally to the shares of Parent Common Stock issued in exchange for Company Restricted Shares. Therefore to the degree that the consideration finally paid to a share of Company Common Stock is less than the maximum consideration payable to such share under the Agreement, disregarding any adjustments made under the escrow established under Section 1.13, the shares of Parent Common Stock finally issued to the holder of Company Restricted Shares shall be reduced to the same degree. Parent shall make all required payments to former holders of Company Restricted Shares no later than the end of the calendar quarter during which such amounts shall become payable in accordance with this Section (provided that if such date shall fall within fifteen (15) days prior to the end of a calendar quarter, then Parent may, in its sole discretion, make such payment no later than the end of the next succeeding

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

calendar quarter), and in Parent’s discretion may make such payments through a paying agent authorized by the Parent to administer such payments on the Parent’s behalf. All amounts payable pursuant to this Section 1.9(a) shall be subject to any required withholding of Taxes and shall be paid without interest.

(b) Company Stock Options. In the event the Closing is effected, at the Effective Time:

(i) each Vested Company Stock Option outstanding as of immediately prior to the Effective Time shall be cancelled in exchange for the right to receive from Parent the following with respect to each share of Company Common Stock for which such Vested Company Stock Option is exercisable as of immediately prior to the Effective Time (the “Per Vested Company Stock Option Consideration”):

(1) at the Closing, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Vested Company Stock Option Closing Per Share Consideration calculated with respect to such particular Vested Company Stock Option;

(2) provided that the Final Merger Consideration is greater than the Preliminary Merger Consideration, at the time of the determination of the Final Merger Consideration, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Vested Company Stock Option Adjustment Per Share Consideration calculated with respect to such particular Vested Company Stock Option;

(3) upon the satisfaction of the First Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to (i) the Per Share First Target Reserve Consideration, plus (ii) the Per Share First Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration, minus (iv) any portion of the per share Applicable Exercise Price for such Vested Company Stock Option not previously paid through an adjustment in Sections 1.9(b)(i)(1) or (2) above;

(4) upon the satisfaction of the Second Target Reserve Consideration Conditions, an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to (i) the Per Share Second Target Reserve Consideration, plus (ii) Per Share Second Target Additional Reserve Consideration, minus (iii) in the event the Final Merger Consideration is less than the Preliminary Merger Consideration, the Per Share Adjustment Consideration (excluding the amount of any such Per Share Adjustment Consideration previously deducted pursuant to Section 1.9(b)(i)(3)), minus (iv) any portion of the per share Applicable Exercise Price for such Vested Company Stock Option not previously paid through an adjustment in Sections 1.9(b)(i)(1), (2) or (3) above; and

(5) upon release pursuant to the terms of the Escrow Agreement (as defined herein), an amount, payable (without interest) in such form as provided in Section 1.8(c), equal to the Per Share Initial Escrow Amount - Vested Company Stock Option and the Per Share Adjustment Escrow Amount - Vested Company Stock Option, provided that such amounts shall be subject to reduction, if any, to satisfy the indemnification obligations set forth in the Escrow Agreement and Section 8 of this Agreement, minus any portion of the per share Applicable Exercise Price for such Vested Company Stock Option not previously paid through an adjustment in Sections 1.9(b)(i)(1), (2), (3) or (4) above.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(ii) each Unvested Company Stock Option outstanding as of immediately prior to the Effective Time shall be assumed by Parent and converted into an option to purchase that number of shares of Parent Common Stock determined by multiplying each share of Company Common Stock subject to such Unvested Company Stock Option by the Unvested Option Exchange Ratio. For purposes of the Agreement, the term “Unvested Option Exchange Ratio” shall mean the maximum consideration payable to a single share of Company Common Stock under Section 1.8(a) (valued as of the Effective Time) divided by the Applicable Parent Share Price. The application of the Unvested Option Exchange Ratio shall comply with the provisions of Section 424(a) of the Code and the regulations promulgated thereunder. To the extent that the application of the Unvested Option Exchange Ratio results in an exercise price for a share of Parent Common Stock expressed in terms of a fraction of a cent, such exercise price shall be rounded up to the next whole cent. To the extent that the application of the Unvested Option Exchange Ratio would result in an option to acquire a fractional share of Parent Common Stock (after aggregating all shares held by such holder), the number of shares of Parent Common Stock subject to such option shall be rounded down to the nearest whole share. Any vesting restrictions, forfeiture provisions or other contractual restrictions burdening an Unvested Company Stock Option shall remain in effect and unaffected by the occurrence of the Merger or any event connected with the Merger, except as expressly provided for by the terms and conditions under which such Unvested Company Stock Option was granted. In addition, all conditions and restrictions imposed on the determination of the consideration finally paid for a share of Company Common Stock under Section 1.8(a) (taking into account all other applicable sections of the Agreement, including without limitation Section 1.8(d), but excluding any provisions relating to the establishment of the escrow under Section 1.13, which shall not apply to Unvested Company Stock Options) shall apply proportionally to the option to purchase shares of Parent Common Stock issued in exchange for the Unvested Company Stock Option. Therefore to the degree that the consideration finally paid to a share of Company Common Stock is less than the maximum consideration payable to such share under the Agreement, disregarding any adjustments made under the escrow established under Section 1.13, the shares of Parent Common Stock finally issued to the holder of Unvested Company Stock Options shall be reduced to the same degree. Parent shall make all required payments to former holders of Unvested Company Stock Options no later than the end of the calendar quarter during which such amounts shall become payable in accordance with this Section (provided that if such date shall fall within fifteen (15) days prior to the end of a calendar quarter, then Parent may, in its sole discretion, make such payment no later than the end of the next succeeding calendar quarter), and in Parent’s discretion may make such payments through a paying agent authorized by the Parent to administer such payments on the Parent’s behalf. All amounts payable pursuant to Section 1.9(b) shall be paid without interest. The terms of the agreement governing an Unvested Company Stock Option shall remain the same as those terms in effect immediately prior to the Effective Time, except to reflect the substitution of Parent for the Company as the grantor of the option and the issuance of Parent Common Stock instead of Company Common Stock upon the exercise of such option.

(iii) All amounts payable pursuant to this Section 1.9(b) shall be subject to any required withholding of Taxes.

(c) Other Company Securities. Prior to the Effective Time, the board of directors of the Company shall approve all resolutions required in order to provide that, as of immediately prior to the Effective Time, (i) each then outstanding: (A) subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (B) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (C) Contract under which the Company

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; and (D) share of restricted stock of the Company (clauses (A) through (D) above, collectively “Company Securities”) (other than Company Stock Options and Company Restricted Shares), shall be accelerated in its and their entirety effective as of immediately prior to the Effective Time, and all forfeiture rights with respect thereto in favor of the Company shall lapse in their entirety as of such time, and (ii) that each Company Security that has not been exercised, or remains subject to a right of forfeiture in favor of the Company, in either case as of immediately prior to the Effective Time (but after giving effect to the acceleration, if any, provided under clause (i) hereof), shall terminate and be canceled as of the Effective Time and the holders thereof shall have no further rights with respect thereto, except as may be provided in Section 1.9(a) with respect to Company Restricted Shares or Section 1.9(b) with respect to Company Stock Options.

(d) Prior to the Closing Date, the Company shall take all actions reasonably necessary or advisable to allow for the treatment of the Company Securities contemplated by paragraphs (a), (b) and (c) of this Section under the terms of the Company Stock Option Plan and any and all other Contracts evidencing or governing Company Securities, including the amendment of any of the foregoing or the giving of any notice required under the Company Stock Option Plan or any such Contract relating to the Company Securities and, without limiting the generality of the foregoing, the Company shall pass all appropriate resolutions and give all consents, approvals and waivers that are reasonably necessary to allow for the treatment of the Company Securities as contemplated by paragraphs (a), (b) and (c) of this Section, and the Company shall use its reasonable best efforts to obtain from each holder of a Vested Company Stock Option an executed instrument pursuant to which each such holder acknowledges and agrees to its indemnification obligations hereunder and appoints of the Stockholders’ Representative as its agent and attorney in fact for the same purposes, and upon the same terms (mutatis mutandis), as such Stockholders’ Representative is appointed under Section 9.1 with respect to the stockholders of the Company. The Stockholders’ Representative hereby accepts such appointment by such holders of Vested Company Stock Options.

4 Termination Events.

(a) Section 7.1(e) of the Initial Agreement is hereby amended and rested in its entirety as set forth below:

by Parent, if this Agreement and the Merger shall not have been approved within twenty-four (24) hours from 11:59 p.m. Pacific Time on the Amendment Date by the vote of the stockholders of the Company holding ninety percent (90%) of the issued and outstanding shares of capital stock of the Company;

(b) Section 7.1(g) of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

by written notice by the Company to Parent or Parent to the Company, as the case may be, in the event the Closing has not occurred on or prior to November 30, 2014 (the “Final Termination Date”) for any reason other than delay or nonperformance of or breach by the party seeking such termination.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

5 Operation of the Company. Section 4 of the Initial Agreement is hereby amended to add a Section 4.18 as set forth below:

From and after the consummation of the Merger and until the achievement of the achievement of the Second Product Milestone or the Second Product Deadline, Parent shall (i) substantially maintain intact the Company’s R&D/Engineering organization and reporting structure (provided however that in no event shall voluntary departures or terminations for good cause be deemed to constitute a breach of this provision), (ii) continue to operate the Company’s R&D/Engineering organization in the ordinary course of its business consistent with its past practices, (iii) timely make available such resources as are reasonably required in order to achieve the […***…] Milestone and the Second Product Milestone on or prior to the Second Product Deadline. In the event of a material breach of this Section 4.18 which remains uncured following thirty (30) days written notice from the Company of such breach, the […***…] Milestone or the Second Product Milestone, as applicable, shall be deemed to be met by the Company.

6 Engineering Change Order Process. Parent and the Company hereby agree that in the event that any of the requirements or events set forth on Schedule 1 attached hereto are not completed by the date set forth next to such event, Parent and the Company will each conduct an evaluation and assessment of the impact of such requirement to be met or the delay of such event on the overall project, and will thereafter meet and discuss in good faith any necessary changes to the plan of record (including the impact of such changes to the schedule and funding requirements of the Project). Following such discussions, Parent and the Company shall make corresponding changes to the Company’s delivery schedule, funding requirements and other provisions as are reasonably necessary to contemplate the change in the plan of record resulting from such failure of the applicable event to be met by the corresponding date. Any disagreement between the Company and Parent shall be handled by the dispute resolution process set forth in Section 9.2 of the Agreement.

7 Certain Equity Matters. Parent and the Company hereby agree that in the event shares of Parent Common Stock issued upon the conversion of Company Restricted Shares or issuable upon the exercise of Unvested Company Stock Options are forfeited, such shares of Parent Common Stock shall be reissued as Parent Equity Grants on or prior to the achievement of the Second Product Milestone to those former employees of the Company or replacement hires for such former employees who have terminated their employment with the Company or Parent following the Effective Time who are then employed by the Company or Parent. The Parent Equity Grants shall vest in the recipient’s hands connection with the satisfaction of the First Target Reserve Consideration Conditions and/or the Second Target Reserve Consideration Conditions, in each case, as determined by Parent in its reasonable discretion. Any Parent Equity Grants which are forfeited subsequent to issuance, shall again be reissued in accordance with this Section. For the avoidance of doubt, this Section 7 shall require the issuance by Parent of Parent Equity Grants equal in number to those shares of Parent Common Stock which were issued upon the conversion of Company Restricted Shares or issuable upon the exercise of Unvested Company Stock Options immediately following the Effective Time which are forfeited following the Effective Time.

8 Capitalization. Section 2.5 of the Initial Agreement is hereby amended and restated in its entirety as set forth below:

(a) The authorized capital stock of the Company consists of: (i) 12,500,000 shares of Company Common Stock, of which 6,415,030 shares have been issued and are outstanding as of the Amendment Date. There are no authorized, issued or outstanding shares of capital stock of the Company other than Company Common Stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non assessable. All of the outstanding shares of Company Common Stock and all outstanding Company Securities have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws, and (ii) all requirements

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

set forth in the Company Constituent Documents and applicable Contracts. Each of the Company’s stockholders is the record and beneficial owner of the shares of the Company Common Stock as set forth opposite such stockholder’s name on Part 2.5(a) of the Company Disclosure Schedule, and such shares are free and clear of all Encumbrances (other than those Encumbrances relating to applicable securities laws). Other than shares of Company Common Stock and Company Stock Options, there are no other securities of the Company authorized, issued or outstanding, and the Company has not agreed to issue any such other securities (whether or not contingent upon the occurrence of any event or circumstance).

(b) The Company has reserved 7,725,000 shares of Company Common Stock for issuance under the Company Stock Option Plan, of which there are 2,667,272 outstanding options to purchase shares of Company Common Stock as of the Amendment Date.

(i) Part 2.5(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Security outstanding as of the Amendment Date (whether vested or unvested and whether issued pursuant to any Company Stock Option Plan or otherwise): (A) the name of the holder of such Company Security and the type of such Company Security; (B) the total number of shares of Company Common Stock that are subject to such Company Security and the number of shares of Company Common Stock with respect to which such Company Security is immediately exercisable; (C) the date on which such Company Security was granted and the expiration date of such Company Security; (D) the vesting schedule for such Company Security, including any milestones or performance criteria upon whose achievement or satisfaction such vesting is contingent; (E) the exercise, or purchase, price per share of Company Common Stock purchasable under such Company Security; (F) whether (and to what extent) the vesting of such Company Security will be accelerated in any way by the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following consummation of the Merger; and (G) whether such Company Security has been designated an “incentive stock option” as defined in Section 422 of the Code.

(ii) The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company. The Closing Capitalization Certificate referred to in Section 4.8 is accurate and complete.

(c) From its inception through the Amendment Date, other than with respect to the contribution of certain shares held by Sheffield Capital, LLC, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. Part 2.5(c) of the Company Disclosure Schedule lists as of the Amendment Date all issued and outstanding shares of Company Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of the Company, indicating the name of the applicable stockholder, the class of any such shares, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the Amendment Date, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

(d) Other than the Securityholder Agreement and the Side Letter, the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

(e) The Company is not now, nor has it ever been, required to file with the SEC any periodic or other reports, or any registration statement, pursuant to the Securities Act or the Exchange Act.

9 Company Stock Option Plan. A new Section 9.19 shall be added to the Initial Agreement as follows:

“9.19 Assumption of Veloce Technologies, Inc. 2009 Stock Incentive Plan. Parent shall assume the Veloce Technologies, Inc. Amended and Restated 2009 Stock Incentive Plan, dated October 21, 2010, as amended, at the Effective Time and shall act as the sponsor of such plan on and after the Effective Time in accordance with its terms (as adjusted to reflect the role of Parent as the sponsor of the such plan and the issuance of shares of Parent Common Stock in connection with the grant of awards under such plan).”

10 Representations and Warranties of the Company. Except as set forth on the Company Disclosure Schedule delivered by the Company within three (3) business days following the execution of this Amendment, the Company represents and warrants to and for the benefit of the Indemnified Parties that each of the representations and warranties set forth in Section 2 of the Initial Agreement are true and correct in all respects as of the Amendment Date and as of the Closing Date, provided, for the avoidance of doubt, that (i) all references to the “Agreement Date” and the “date hereof” in Section 2 of the Initial Agreement shall be deemed to also refer to the “Amendment Date,” (ii) the reference to “April 30, 2009” in Section 2.18(c) of the Initial Agreement shall be changed to “October 31, 2010, and (iii) Section 2.5 of the Initial Agreement shall be deemed amended and restated as set forth in Section 8 above.

11 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company that each of the representations and warranties set forth in Section 3 of the Initial Agreement are true and correct in all respects as of the Amendment Date and as of the Closing Date, provided that all references to the “Agreement Date” and the “date hereof” in Section 3 of the Initial Agreement shall be deemed to also refer to the “Amendment Date.”

12 Deliverables. Parent shall have thirty (30) days to accept or reject a deliverable, provided however that Parent may only reject a deliverable if it can demonstrate that it does not meet the specific criteria set forth for such deliverable. Deliverables are deemed accepted if not rejected within such thirty (30) day period. Once a deliverable has been accepted, for purposes of milestones, the date of original receipt by Parent of such deliverable shall be deemed to be the date that the milestone is met; provided that no delay by Parent during (or resulting from the evaluation of such deliverable during) such thirty (30) day period in fulfilling any obligation that is contingent on the meeting of such milestone shall be deemed a breach of the Agreement or any agreement contemplated by the Agreement.

13 References to Dates. The following Sections of the Initial Agreement shall be amended as follows: (i) “, as of the Amendment Date” shall be inserted immediately after each instance of “Agreement Date” in Section 5.1, Section 5.7(a) and Section 6.1 and (ii) “, as of the Amendment Date” shall be inserted immediately after the first reference to “Agreement Date” in Section 8.1(e).

14 References in Section 1.11. References to “Per Share Initial Escrow Amount” in Section 1.11 of the Initial Agreement shall be deemed to refer to “Per Share Initial Escrow Amount - Common Stock.”

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

15 References to Section 1.9. The following Sections of the Initial Agreement shall be amended as follows: “and Section 1.9” shall be inserted immediately after each instance of “Section 1.8” in Section 1.3, Section 1.12, Section 4.15 and Section 9.11.

16 Amendments to Section 8. The following portions of Section 8 of the Initial Agreement shall be amended as follows: (i) the heading of Section 8.2 shall be changed to “Indemnification Obligations of the Stockholders and Vested Company Stock Option Holders” and (ii) “or holder of Vested Company Stock Options” shall be inserted immediately after “stockholder” in Section 8.3.

17 Defined Terms. If a capitalized term is defined in both the Initial Agreement and this Amendment, the definition provided for such capitalized term in this Amendment shall be deemed to replace the definition for such capitalized term in the Initial Agreement as of and from the Amendment Date for all purposes hereunder and thereunder.

18 Miscellaneous Provisions. Except as expressly set forth in this Amendment, each term and provision of the Initial Agreement shall remain in full force and effect. To the extent there is a conflict between this Amendment and the Initial Agreement, the provisions of this Amendment will control.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

PARENT:

APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation

By:	/s/ Paramesh Gopi
Name:	Paramesh Gopi
Title:	CEO

MERGER SUB:

ESPRESSO ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ L William Caraccio
Name:	L. William Caraccio
Title:	VP

COMPANY:

VELOCE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Balaji Bakthavatchalam
Name:	Balaji Bakthavatchalam
Title:	President & CEO

STOCKHOLDERS’ REPRESENTATIVE:

JEFFREY HARRELL

By:	/s/ Jeffrey Harrell
Name:	Jeffrey Harrell
Title:

[SIGNATURE PAGE TO AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER]

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A), as amended by this Amendment, each of the capitalized terms identified below shall, from and after the Amendment Date, have the meanings set forth below. Each capitalized term set forth in Exhibit A to the Initial Agreement that is not identified below or in Section 2(b)(i) of this Amendment shall continue to have the meaning set forth in Exhibit A to the Initial Agreement.

[…***…] means […***…]

[…***…] means the […***…] to determine the actual device performance metrics, including but not limited to, […***…]

“First […***…] means the delivery by the Company of a […***…] for the […***…] with all standard sign-off checks completed […***…]) that is ready to be included in the First Product […***…] (the “First […***…]”).

“First Product” means an […***…] having an […***…] and other structures designed by […***…].

“First Product Consideration Chart” means the tables attached as Exhibit E hereto, which shall, effective from and after the Amendment Date, replace and supersede in its entirety the First Product Consideration Chart attached to the Initial Agreement.

“First Product Consideration Date” means the date of the First […***…], provided that the First Product […***…] Milestone has been achieved. For the avoidance of doubt, such achievement shall not be used in the calculation of the First Product Consideration Date.

“First Product Interim Development Milestone” means the completion of […***…] for the First […***…].

“First Product Performance Specifications” means the “Veloce Minimum Requirements,” as set forth in the First Product Consideration Chart.

“First Product […***…] Milestone” means the actual receipt by Parent of a functional First Product that meets the […***…] Requirements and Minimum Requirements set forth in Exhibit E and has achieved […***…] confirmed via the procedure set forth in Exhibit E under the section entitled “Initial […***…] Confirmation” that is not less than […***…].

“[…***…]” means […***…]

“[…***…]” has the meaning set forth on page E-9 of the First Product Consideration Chart.

“Project” means the development of a […***…] as described in Section 2.1 of the Development Agreement.

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Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

“Related Agreement” means (i) the Development Agreement, as amended, (ii) the Securityholder Agreement, as amended, (iii) the Escrow Agreement, as amended, and (iv) any other certificate, agreement, document or other instrument to be executed and delivered by the Company, Merger Sub or Parent, as applicable, in connection with the transactions contemplated hereby.

“Second Product Milestone” means the actual receipt by Parent, pursuant to the Development Agreement, of the Second Product that meets each of the Second Product Performance Specifications with a variance of not greater than fifteen percent (15%).

“Second Product Performance Specifications” means the performance requirements as may be mutually agreed upon by the Company and Parent, that are established for the Second Product with respect to […***…] and […***…], based upon the performance of the […***…].

“Second Product Update” means an optional (at Parent’s discretion) version of the Second Product created using a different version of the […***…] which was current at a date which is not less than ninety (90) days prior to the occurrence of Second Product Milestone date, which […***…] incorporates the Company’s reasonable best efforts over a reasonable period of time to remedy any deterioration from the performance of the Second Product caused by the use of the later version of the […***…]. Parent shall make such election not later than seven (7) days after delivery of the Second Product by the Company.

“Second Product” means a […***…] developed using the same version of the […***…] as the […***…], which implements the same design as the First […***…], except with full […***…] of all […***…] consistent with the First […***…] requirements (including but not limited to […***…]), and which is functional. For the avoidance of doubt, the Second Product shall include a […***…] that implements the same […***…] as the […***…] in the First […***…].

“[…***…]” means a […***…], prepared by Parent prior to delivery of the Second Product in […***…], that will be used to determine the Second Product Performance Specifications. The […***…] will contain space available for the Company to insert the following structures: (a) […***…] intended to be used on the Second Product; (b) […***…] intended to be used on the Second Product; (c) […***…] intended to be used on the Second Product; (d) […***…] related structures; (e) […***…] (to be defined) for […***…] that will be achievable on the Second Product; and (f) other Second Product structures to be determined by Parent and the Company by the end of the quarter ending […***…].

“[…***…] Milestone” means the actual receipt by Parent of: (i) a report detailing and comparing the results from the modeled […***…] structures and the actual […***…] results from the […***…] and (ii) a set of […***…] or adjustment factors to apply to modeled data to obtain more accurate estimates of physical results of the […***…] of the Second Product. In the event that (A) the process set forth on Exhibit E under the section entitled “[…***…]” fails to confirm the […***…] (defined as Fi on Exhibit E hereto) and (B) […***…] (where […***…] are determined in accordance with Exhibit E hereto), then the […***…]Milestone shall be deemed not to be achieved until such time as the Company and Parent have met, discussed in good faith and agreed (with such agreement not to be unreasonably withheld by either party) as to (i) the impact of such failure with respect to the Project and (ii) a plan of remediation which may involve adjustments to the schedule and funding requirements of the Project as well as any additional amounts to be paid to the Company and its stockholders in connection with the Agreement and the Company’s efforts to satisfy the […***…] Milestone and the Second Product Milestone.

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*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

“Vendor” means […***…].

******

Omitted Schedules*:

Exhibit B	-	Amendment to Development Agreement
Exhibit C	-	Amended and Restated Securityholder Agreement
Exhibit D	-	Stockholder Written Consent
Exhibit E	-	First Product Consideration Chart
Schedule 1	-	Certain Events

*	Applied Micro Circuits Corporation agrees to furnish supplementally to the Securities and Exchange Commission (“SEC”) these omitted schedules upon the request of the SEC.

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